As filed with the Securities and Exchange Commission on April 21, 2011
                                                     Registration No. 333-162177

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION


                         POST EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-1

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          GULF SHORES INVESTMENTS, INC.
                    (Exact Name of Registrant in its Charter)

          Nevada                        6510                     27-0155619
(State or other Jurisdiction  (Primary Standard Industrial     (IRS Employer
     of Incorporation)            Classification Code)       Identification No.)

                          GULF SHORES INVESTMENTS, INC.
                          7985 113th Street, Suite 220
                               Seminole, FL 33772
                              Tel.: (727) 393-7439
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                            Val-U-Corp Services, Inc.
                       1802 North Carson Street, Suite 108
                              Carson City, NV 89701
                                  (775)887-8853
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                              Gregg E. Jaclin, Esq.
                              Anslow & Jaclin, LLP
                           195 Route 9 South, Suite204
                               Manalapan, NJ 07726
                            Tel. No.: (732) 409-1212
                             Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o[ ] Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of Each Class                         Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be     Aggregate Offering         Aggregate             Amount of
 to be Registered          Registered       Price per Share        Offering Price       Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $0.00001
 par value per share        498,000             $0.0033                $1,660               $ 2.28
========================================================================================================

(1) This Registration Statement covers the resale by our selling shareholders of up to 498,000 shares of common stock previously issued to such selling shareholders.


(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum.

As discussed herein, the price of $0.033 is based on a private offering at $0.01 per share and an adjustment pursuant to the 3 for 1 forward stock split that the Board of Directors approved on January 5, 2010.

** These numbers are adjusted based on the 3 for 1 forward split that was effective on January 5, 2010.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
================================================================================

                          GULF SHORES INVESTMENTS, INC.
                         498,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from the sale of the common stock covered by this prospectus.


Our common stock is presently quoted on the Over the Counter Bulletin Board under symbol "GFVT." There has been no trading in our common stock and there is no guarantee that a market will develop.


** THESE NUMBERS ARE ADJUSTED BASED ON THE 3 FOR 1 FORWARD SPLIT THAT WAS EFFECTIVE ON JANUARY 5, 2010.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 THE DATE OF THIS PROSPECTUS IS: APRIL 21, 2011

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary                                                            4

Summary Financials                                                            5

Risk Factors                                                                  6

Use of Proceeds                                                               9

Determination of Offering Price                                               9

Dilution                                                                      9

Selling Shareholders                                                          9

Plan of Distribution                                                         12

Description of Securities to be Registered                                   13

Interests of Named Experts and Counsel                                       13

Description of Business                                                      14

Description of Property                                                      16

Legal Proceedings                                                            16

Market for Common Equity and Related Stockholder Matters                     16

Index to Financial Statements

Management Discussion and Analysis of Financial Condition
 and Financial Results                                                       18

Plan of Operations                                                           18

Executive Compensation                                                       21

Security Ownership of Certain Beneficial Owners and Management               22

Transactions with Related Persons, Promoters and Certain Control Persons     22

ITEM 3. SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMMON STOCK. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND THE FINANCIAL STATEMENTS, BEFORE MAKING AN INVESTMENT DECISION. IN THIS PROSPECTUS, THE TERMS "GULF SHORES," "COMPANY," "WE," "US" AND "OUR" REFER TO GULF SHORES INVESTMENTS, INC.

OVERVIEW

We were incorporated in the State of Nevada on May 8, 2009 as Gulf Shores Investments, Inc.

Gulf Shores Investments, Inc. principal business is the management of real estate properties. The operations include managing income producing commercial and residential real estate properties. The company was organized in May 2009 and is based in Seminole, Florida. We currently do not manage any properties, but we are currently seeking properties to manage.

The company has advanced its business plans with the hire of Sanjiv Matta, a Florida licensed real estate professional. Mr. Matta has 15 years experience in real estate management, development, sales and marketing.

The company's initial focus has been on identifying properties to manage in Southwest Florida - Ft. Myers/Naples. The Southwest Florida multi-family residential property market has been hard hit by the recent economic downturn. Properties in this marketplace are selling at an average of 33% below 2007 property values. Foreclosed and bank repossessed real estate owned (REO) properties are at an even greater discount to the previous market highs. We are currently in discussions with banks and developers of distressed condominium projects in this market proposing to manage the properties to improve their cash flow. These negotiations are on-going and subject to the company securing management contracts under acceptable terms. We have not entered into any contracts.

WHERE YOU CAN FIND US

Our principal executive office is located at 7985 113th Street, Suite 220, Seminole, FL 33772 and our telephone number is (727) 393-7439.

THE OFFERING


The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any proceeds from the sale of the shares. The offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum at $0.01 per share and an adjustment pursuant to the 3 for 1 forward stock split that the Board of Directors approved on January 5, 2010.

                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION


The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (May 8, 2009) through June 30, 2009 and for the year ended June 30, 2010 are derived from our audited financial statements, and the unaudited financial information for the six months ended December 31, 2010. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

                                                                                For the Period
                                                                                from Inception
                                            Six Months        For the year      (May 8, 2009)
                                              ended              ended             through
                                            December 31,        June 30,           June 30,
                                               2010               2010               2009
                                             --------           --------           --------
                                            (unaudited)         (audited)          (audited)
STATEMENT OF OPERATIONS

Revenues                                     $     --           $     --           $     --
Total Operating Expenses                       10,874             60,065             38,846
Professional & Consulting Fees                  5,210             52,650             37,500
General and Administrative Expenses             5,664              7,415              1,346
Net Loss                                     $(10,874)          $(60,065)          $(38,846)

                                               As of              As of
                                            December 31,         June 30,
                                               2010               2010
                                             --------           --------
BALANCE SHEET DATA

Cash                                         $     --           $  1,449
Total Assets                                       --              1,449
Total Liabilities                              48,675             39,250
Stockholders' Equity                          (48,675)           (37,801)

                                  RISK FACTORS

THE SHARES OF OUR COMMON STOCK BEING OFFERED FOR RESALE BY THE SELLING SECURITY HOLDERS ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THE ENTIRE AMOUNT INVESTED IN THE COMMON STOCK. BEFORE PURCHASING ANY OF THE SHARES OF COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS RELATING TO OUR BUSINESS AND PROSPECTS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROCESS BEFORE INVESTING IN OUR COMMON STOCK.

RISKS RELATED TO OUR BUSINESS

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. Due to the significant downturn in the real estate market and our lack of operating history we may be unable to secure properties for our management services.. Additionally, because of the large downturn in the economy and an oversupply in the number of vacant properties we may be unable to manage properties with the possibility of positive earnings. These factors may make it difficult to implement our business plan and may lead to the company ceasing operations.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. In addition, substantial expenditures will be required to enable us to manage properties in the future. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE CURRENTLY HAVE NO REVENUES.

We currently have no revenues and have sustained net losses of $66,121 for the period from inception through March 31, 2010. We cannot give you any assurance that we will experience any positive revenues for the foreseeable future.

OUR PROPERTY MANAGEMENT BUSINESS IS SUSCEPTIBLE TO FLUCTUATION IN THE REAL ESTATE MARKET AND MAY BE MORE COSTLY THAN ANTICIPATED.

Our business depends substantially on the conditions of the real estate market. Demand for real estate has grown rapidly in the past decade but such growth is often accompanied by volatility in market conditions and fluctuations in real estate prices. For example, following a period of rising real estate prices and transaction volumes in most major cities from 2003 to 2007, the industry experienced a downturn in 2008, with transaction volumes in many major cities declining significantly compared to 2007. Fluctuations in the real estate market may negatively impact the spreads and the ability to find quality assets that provide returns that we seek. Any properties we enter management agreements with may not generate immediate positive cash flow for us because of volatility in the real estate market. There can be no assurance that any properties we potentially manage will generate positive cash flow.

WE ARE SUBJECT TO GENERAL REAL ESTATE RISKS AND THE VALUE OF OUR REAL ESTATE ASSETS MAY FLUCTUATE.

Our primary assets are expected to consist of real estate and, in particular, commercial properties, which are subject to a variety of risks. The yields available from the equity and mortgage investments in real estate depend on the amount of income generated and expenses incurred from the operations of such properties. If the properties do not generate sufficient income to meet operating expenses, including debt service and capital expenditures, our cash flow and ability to make distributions will be adversely affected. The performance of the economy in each of the areas in which the properties are located affects occupancy, market rental rates, expenses and property values.

WE HAVE NO ENFORCEABLE AGREEMENT WITH MR. DRESLIN TO PROVIDE FUNDING IN THE FUTURE.

Mr. David Dreslin, our President and Director will cover any cash shortfalls of the Company in the future. We do not have an enforceable agreement with Mr. Dreslin to cover cash shortfalls. If Mr. Dreslin fails to cover any cash shortfalls in the future the company may cease operations.

WE DO NOT CURRENTLY MANAGE ANY REAL ESTATE.

If we are unable to secure management contracts for any real estate properties we may not generate sufficient income to meet operating expenses, including debt service and capital expenditures, our cash flow will be adversely affected.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF DAVID DRESLIN, PRESIDENT AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of David Dreslin, President and Director. We currently do not have an employment agreement with Mr. Dreslin. The loss of the services of our officers could have a material adverse effect on our business, financial condition or results of operation.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

RISK RELATED TO OUR CAPITAL STOCK

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.0033 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock consisting of 250,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.


There is no established public trading market for our common stock. Our common stock is quoted on the OTCBB under symbol "GFVT" there has been no trading of our common stock. There can be no assurance that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could,"

"estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

ITEM 4. USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled "Selling Security Holders" and "Plan of Distribution". We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

ITEM 5. DETERMINATION OF OFFERING PRICE


The offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.


The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.



ITEM 6. DILUTION

The common stock to be sold by the selling shareholders are provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.



ITEM 7. SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of the 498,000 shares of our common stock held by 43 shareholders. Such shareholders include the holders of the 348,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in August 2009 at an offering price of $0.0033. We are also registering 75,000 shares held by our founder and 75,000 shares issued to our legal counsel for service rendered.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 6, 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                      Shares                            Amount            Percent
                                   Beneficially                       Beneficially      Beneficially
                                  Owned Prior To       Shares to      Owned After       Owned After
     Name                            Offering         be Offered       Offering           Offering
     ----                            --------         ----------       --------           --------
David Dreslin (1)                   60,003,000           75,000        59,925,000           76.6%

Entrust of Tampa Bay FBO
 Van Nguyen                         12,000,000           75,000        11,925,000           15.2%

Entrust of Tampa Bay FBO
 Edward G. Mass, Jr.(11)             6,003,000           75,000         5,925,000            7.6%

Donna Dreslin (1)                   60,003,000            3,000        59,925,000              0%

David Dreslin II (1)                     3,000            3,000                 0              0%

Thomas Collentine                        3,000            3,000                 0              0%

Lisa Angarano                            3,000            3,000                 0              0%

Jason Spurlin                            3,000            3,000                 0              0%

Dan Gorman(4)                            6,000            3,000                 0              0%

Claudia Gorman(4)                        6,000            3,000                 0              0%

David Strenkoski                         3,000            3,000                 0              0%

Lavin Dos Santos                         3,000            3,000                 0              0%

Ed Mass, Jr.(11)                     6,003,000            3,000         5,925,000              0%

Sal Kopita                               3,000            3,000                 0              0%

Robert Rogin                             3,000            3,000                 0              0%

Cheryl Chernoff                          3,000            3,000                 0              0%

Peter Adams(5)                           6,000            3,000                 0              0%

Robin Adams(5)                           6,000            3,000                 0              0%

Tim Kennedy                              3,000            3,000                 0              0%

Jean C. Shagena                          3,000            3,000                 0              0%

Visionary Concepts, LLC (2)              3,000            3,000                 0              0%

Robert W. Christian, Jr.(6)              3,000            3,000                 0              0%

Robert W. Christian Sr.(6)               3,000            3,000                 0              0%

Zhang Miao                              18,000           18,000                 0              0%

Gang Xu                                 15,000           15,000                 0              0%

Gregory Busch(7)                        60,000           30,000                 0              0%

Barbara Ann Busch(7)                    60,000           30,000                 0              0%

Robert E. Dudenhoefer, Jr.(8)            6,000            3,000                 0              0%

Angela M. Dudenhoefer(8)                 6,000            3,000                 0              0%

Darren Griffin                           3,000            3,000                 0              0%

Chris Marchesini                         3,000            3,000                 0              0%

Sirge Villani                            3,000            3,000                 0              0%

Christina Hicks                          3,000            3,000                 0              0%

Robert Rheintgen(10)                     6,000            3,000                 0              0%

Richard Corbert                          3,000            3,000                 0              0%

William Forhan                           3,000            3,000                 0              0%

James Christie                           3,000            3,000                 0              0%

Catherine Finkenstadt                    3,000            3,000                 0              0%

James Lipscomb                           3,000            3,000                 0              0%

Joseph Caldwell(9)                       6,000            3,000                 0              0%

Monique Caldwell(9)                      6,000            3,000                 0              0%

Virginia Rheintgen(10)                   6,000            3,000                 0              0%

Anslow & Jaclin, LLP (3)                75,000           75,000                 0              0%

----------
(1) David Dreslin is our founder, president and sole director. David Dreslin and Donna Dreslin are husband and wife and as such have beneficial ownership of the shares held by each other. David Dreslin and David Dreslin II are related as father and son. David Dreslin II is not a minor child and David Dreslin and David Dreslin II reside at separate addresses, as such they have no beneficial ownership over the shares owned by each other.
(2) Sanjiv Matta is our vice president and secretary. He is the principal of Visionary Concepts, LLC. Sanjiv Matta, acting alone, has voting and dispositive power over the shares owned beneficially by Visionary Concepts, LLC.
(3) Richard I. Anslow and Gregg E. Jaclin are the partners of Anslow & Jaclin, LLP. Each of Rich I. Anslow and Gregg E. Jaclin, acting alone, has voting and dispositive power over the shares beneficially owned by Anslow & Jaclin, LLP. In addition, Anslow & Jaclin, LLP is also our legal counsel.
(4) Dan Gorman and Claudia Gorman are husband and wife and as such have beneficial ownership of the shares held by each other.
(5) Peter Adams and Robin Adams are husband and wife and as such have beneficial ownership of the shares held by each other.

(6) Robert Christian Sr. and Robert Christian Jr. are related as father and son. Robert Christian, Jr. is not a minor child, Robert Christian, Sr. and Robert Christian, Jr. reside at separate addresses, as such they have no beneficial ownership over the shares owne by each other.
(7) Gregory Busch and Barbara Ann Busch are husband and wife and as such have beneficial ownership of the shares held by each other.
(8) Robert E. Dudenhofer, Jr. and Angela M. Dudenhofer are husband and wife and as such have beneficial ownership of the shares held by each other.
(9) Joseph Caldwell and Monique Caldwell are husband and wife and as such have beneficial ownership of the shares held by each other.
(10) Robert Rheintgen and Virginia Rheintgen are husband and wife and as such have beneficial ownership of the shares held by each other.
(11) Edward G. Mass, Jr., acting alone, has voting and dispositive power over the shares owned beneficially by Entrust of Tampa Bay FBO Edward G. Mass, Jr.

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

     - has had a material relationship with us other than as a shareholder at any time within the past three years; or
     - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
     -    are broker-dealers or affiliated with broker-dealers.

     David Dreslin-is our president and sole director
     Donna Dreslin is the wife of David Dreslin
     David Dreslin II is the son of David Dreslin.
     Robert W. Christian, Sr.-Director-Moody Capital Solutions, Inc, Robert W. Christian, Jr.-Director-Moody Capital Solutions, Inc.

ITEM 8. PLAN OF DISTRIBUTION



Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     *    ordinary brokers transactions, which may include long or short sales,
     * transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
     *    through direct sales to purchasers or sales effected through agents,
     * through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
     *    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $34,502.28

Notwithstanding   anything  set  forth  herein,  no  FINRA  member  will  charge commissions that exceed 8% of the total proceeds of the offering.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

We are authorized to issue an aggregate number of 270,000,000 shares of capital stock, of which 250,000,000 shares are common stock, $0.00001 par value per share, and there are 20,000,000 preferred shares, $0.00001 par value per share authorized.

COMMON STOCK

We are authorized to issue 250,000,000 shares of common stock, $0.00001 par value per share. Currently we have 78,273,000 shares OF common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

In January 2010, the board of directors approved a three for one forward split. The board of directors hopes the decision to restructure the Company's capital structure will potentially lead to greater liquidity of the Company's common stock in the future. In addition, the Board of Directors hopes the forward split will attract potential investors.

PREFERRED STOCK

We are authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share. Currently we have no shares of preferred stock issued and outstanding.

DIVIDENDS

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

WARRANTS

There are no outstanding warrants to purchase our securities.

OPTIONS

There are no outstanding options to purchase our securities.

TRANSFER AGENT AND REGISTRAR

Globex Transfer, LLC
780 Deltona Blvd., Suite 202
Deltona, FL 32725
Tel. (386) 206-1133

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Anslow &Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP owns 75,000 shares of our common stock which are being registered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, CPA to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.



ITEM 11. INFORMATION ABOUT THE REGISTRANT

                             DESCRIPTION OF BUSINESS

OVERVIEW

Gulf Shores Investments, Inc., (the "Company") was incorporated in the State of Nevada on May 8, 2009. Our principal business is the management of real estate properties. Our operations include managing income producing commercial and residential real estate properties. We do not currently manage any properties, but we are currently seeking properties to manage. We were organized in May 2009 and are based in Seminole, Florida. Our website is located at www.gulfshoresinvestments.com

The Company will not voluntarily send an annual report to shareholders. The Company will file reports with the Securities and Exchange Commission and the public may read a copy of any materials we file with the Commission. You may obtain copies of these reports directly from us or from the SEC at the SEC's Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

Our management is experienced in the real estate industry and reviews and recommends suitable projects for the Company consistent with its policies and objectives to maximize the return on properties it manages. The Company has not identified any specific properties to manage.

The Company's principal business is the management of real estate properties. The operations include managing income producing commercial and residential real estate properties. We intend to manage properties and lease them to long-term tenants. We will operate the properties as the property manager and work toward improving the properties' cash flow.

We draw on the experience of our management to provide research and economic and statistical data in connection with the Company's activities. The Company's management plans to search for opportunities to manage real estate properties and obtain for the Company such services as may be required for property management.

We will continue to seek out opportunities to manage real estate properties and intend to enhance our capabilities by adding personnel or entering joint ventures with similar firms.

Once we identify suitable real estate projects for property management, we will work with the owners of the properties to improve the cash flow of the properties with long-term tenants. Such property owners may include banks, investment funds, developers and individual owners; our management intends to utilize its contacts among these entities to facilitate such relationships. We have no property management contracts at this time nor have we entered into any discussions with any such potential owners. The funding of the cash required to consummate any property management contracts will likely consist of a private placement of debt and/or equity securities possibly through the assistance of a broker-dealer. We intend to sell only shares of Common Stock or securities that are convertible into shares of Common Stock and accordingly believe that such a placement would not result in any change in control. However, the specific amount, timing and terms of any such placement will not be known until an agreement has been executed by the Company and by any potential property owners.

David Dreslin our President is a Florida licensed real estate professional. Mr. Dreslin has been actively involved in real estate development and investing since 2006. He has experience in multi-family, commercial and residential real estate properties. Mr. Dreslin also has a number of real estate related clients in his accounting practice and he has experience in real estate valuations.

Sanjiv Matta our Secretary, a Florida licensed real estate professional. Mr. Matta has 15 years experience in real estate development, sales and marketing. Mr. Matta has been involved in over $500 million in real estate developments, and most recently he has been involved in distressed real estate workouts and auction resale.

OUR OPERATING STRATEGY

We seek opportunities to manage real estate properties where we believe we can achieve higher cash flows and capital appreciation for the owners as a result of our property management efforts. Our strategy for achieving our goals consists of the following elements:

     * Focusing our efforts in markets that the we believe have favorable conditions to support growth in occupancy and rental rates, and
     * Utilizing management's experience in property management, accounting and billing, and rehab and maintenance.

Our initial focus is on Florida and the southeastern region of the United States particularly where we perceive there to be the potential to manage undervalued and distressed properties. We believe we can enhance the value of these properties through the execution of our strategy for long-term leases with professional on-site management and quality property rehab and maintenance. However, we will not limit our services to any particular individual geographic markets or submarkets. Moreover, we will not restrict our services to certain locations in markets or submarkets, as we may find value-adding opportunities in large metropolitan areas, suburban submarkets, smaller cities or rural locations.

OUR REAL ESTATE MANAGEMENT CRITERIA

We expect to manage properties in well-located, sometimes under-performing real estate markets. We will attempt to identify those markets and submarkets with job growth opportunities and demand demographics that support potential long-term value appreciation for the owners of the properties. We seek to identify and manage properties with the following characteristics:

     * Significant potential for increases in the number of tenant leases and the potential for increased rental rates,
     *    Locations  in  markets   currently  in  transition  or  recovery  with
          favorable long-term job growth and supply/demand demographics, which may allow for increased occupancy or rental rates,
     *    Historic mismanagement or under-management,
     *    Under-valued compared with other properties within their market, and
     *    Barriers to additional or replacement projects

MANAGEMENT OF THE PROPERTIES

We plan to engage our own employees and third party management companies as agents for on-site management of our properties depending on the geographic location. Generally such agreements will provide for a management fee between 2% and 5% of the gross monthly receipts of each property and are for a term of one year, but can be terminated by either party upon thirty days written notice. We currently have not entered into any discussions or contracts with any potential employees or third parties for on-site management of our properties.

COMPETITION

We do not currently manage any properties and therefore the competition describe below is a form of competition that may occur.

The real estate property management market is highly competitive. Competing properties may be newer or have more desirable locations than our properties. If the market does not absorb foreclosed or newly constructed properties, market vacancies will increase and market rents may decline. As a result, we may have difficulty leasing units within our properties and may be forced to lower rents on leases to compete effectively, which lowers the fees we can generate.

We may compete for the management of properties with many entities, including, among others, national property management and real estate companies, as well as local property management and real estate companies and individuals. Many competitors may have substantially greater financial resources than we do. In addition, certain competitors may be willing to accept lower fees for their services. If competitors prevent us from managing properties that may be targeted for contracts our service fees and valuation may be impacted.

CURRENT OPERATIONS

The company has advanced its business plans with the hire of Sanjiv Matta, a Florida licensed real estate professional. Mr. Matta has 15 years experience in real estate management, development, sales and marketing. Mr. Matta has been involved in over $500 million in real estate developments. Since 1995 to present Mr. Matta has been a Managing Member of Dhampur Sampatyi, an India based real estate developer. The company is a builder and operator of real estate projects in India, the USA and the Caribbean. Dhampur Sampatyi has developed over $600 million in multi-family and commercial properties over 15 years. Since 2001 to present Mr. Matta has been involved in the management of developments for Tricon Development, a Florida based real estate developer. Tricon has developed over $150 million in multi-family residential development projects including Somerset Riverfront, Oceanique, The Claridges, Howard Johnson Riverfront, Ocean Park-Hutchinson Island. From 2006 - 2009 Mr. Matta served as a manager and advisor at the Navigator REO Fund and the Mortgage and Asset Xchange. These two funds manage over $500 million in real estate properties and mortgages. During this same time Mr. Matta participated in real estate seminar selling as president of Indus Planet, a firm marketing 7,000 residential lots in Florida to buyers worldwide by way of seminars and indirect selling through bulk buyers. Most recently, since 2009 Mr. Matta launched a program as principal in a television promotion driven, internet auction sale of REO properties where hundreds of homes were sold each month. Mr. Matta established the joint venture partnerships, raised the required capital and operated an organized acquisition REO platform. (ROE properties are bank repossessed "Real Estate Owned" properties, which are defined as properties in the possession of a lender as a result of foreclosure or forfeiture ).

The company's initial focus has been on identifying properties to manage in Southwest Florida - Ft. Myers/Naples. The Southwest Florida multi-family residential property market has been hard hit by the recent economic downturn. Properties in this marketplace are selling at an average of 33% below 2007 property values. Foreclosed and bank repossessed real estate owned (REO) properties are at an even greater discount to the previous market highs. We are currently in discussions with banks and developers of distressed condominium projects in this market proposing to manage the properties to improve their cash flow. These negotiations are on-going and subject to the company securing management contracts under acceptable terms.

EMPLOYEES

As of July 6, 2010, we have 2 full time employees, and plan to employ more qualified employees in the near future.

                             DESCRIPTION OF PROPERTY

Our principal executive office is located at 7985 113th Street, Suite 220, Seminole, FL 33772, and our telephone number is (727) 393-7439. Office space is provided by our Chief Executive Officer at no charge.

                                LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


Our common stock is quoted on the OTCBB; our stock symbol is "GFVT". There has been no trading of our common stock and there is no assurance that a public market will develop.


HOLDERS OF CAPITAL STOCK

As of the date of this registration statement, we had 43 holders of our common stock.

RULE 144 SHARES

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

STOCK OPTION GRANTS

We do not have any stock option plans.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                            Condensed Balance Sheets
                                   (Unaudited)

                                                                December 31,          June 30,
                                                                   2010                 2010
                                                                ----------           ----------
ASSETS

CURRENT ASSETS
  Cash                                                          $       --           $    1,449
                                                                ----------           ----------
      Total Current Assets                                              --                1,449
                                                                ----------           ----------

      TOTAL ASSETS                                              $       --           $    1,449
                                                                ==========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts Payable and Accrued Expenses                         $   29,500           $   31,750
  Bank Overdraft                                                     2,675                   --
  Note Payable - Related Parties                                    16,500                7,500
                                                                ----------           ----------
      Total Current Liabilities                                     48,675               39,250
                                                                ----------           ----------
STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, $0.00001 par value, 20,000,000
   shares authorized, 0 shares issued and outstanding
  Common stock, $0.00001 par value, 250,000,000
   shares authorized, 78,273,000 and 78,273,000 shares
   issued and outstanding at December 31, 2010 and
   June 30, 2010, respectively                                         783                  783
  Additional paid-in capital                                        60,327               60,327
  Deficit accumulated during the development stage                (109,785)             (98,911)
                                                                ----------           ----------
      Total Stockholders' Equity (Deficit)                         (48,675)             (37,801)
                                                                ----------           ----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)          $       --           $    1,449
                                                                ==========           ==========


   The accompanying notes are an integral part of these financial statements.

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                       Condensed Statements of Operations
                                   (Unaudited)

                                                                                                            From
                                                                                                        Inception on
                                     Three Months     Three Months      Six Months       Six Months      May 8, 2009
                                         Ended            Ended            Ended            Ended          Through
                                      December 31,     December 31,     December 31,     December 31,    December 31,
                                         2010             2009             2010             2009             2010
                                     ------------     ------------     ------------     ------------     ------------
REVENUES                             $         --     $         --     $         --     $         --     $         --

OPERATING EXPENSES
  Consulting Fees-Related Party                --           11,900               --           11,900           25,900
  Consulting Fees                              --            7,000               --            7,000           17,000
  Professional Fees                         3,710            2,000            5,210            2,000           52,460
  General and administrative                3,275            1,572            5,664            3,117           14,425
                                     ------------     ------------     ------------     ------------     ------------
      Total Operating Expenses              6,985           22,472           10,874           24,017          109,785
                                     ------------     ------------     ------------     ------------     ------------

INCOME (LOSS) FROM OPERATIONS              (6,985)         (22,472)         (10,874)         (24,017)        (109,785)
                                     ------------     ------------     ------------     ------------     ------------

INCOME (LOSS) BEFORE INCOME TAXES          (6,985)         (22,472)         (10,874)         (24,017)        (109,785)
  Income tax expense                           --               --               --               --               --
                                     ------------     ------------     ------------     ------------     ------------

NET INCOME (LOSS)                    $     (6,985)    $    (22,472)    $    (10,874)    $(24,017)        $   (109,785)
                                     ============     ============     ============     ============     ============

BASIC INCOME (LOSS) PER COMMON
 SHARE                               $      (0.00)    $      (0.00)    $      (0.00)    $      (0.00)
                                     ============     ============     ============     ============
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                    78,273,000       74,294,739       78,273,000       73,621,109
                                     ============     ============     ============     ============


    The accompanying notes are an integral part of these financial statements

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                                                         From
                                                                                                     Inception on
                                                                 Six Months        Six Months         May 8, 2009
                                                                    Ended             Ended             Through
                                                                 December 31,      December 31,       December 31,
                                                                    2010              2009               2010
                                                                 ----------        ----------         ----------
OPERATING ACTIVITIES
  Net loss                                                       $  (10,874)       $  (24,017)        $ (109,785)
  Adjustments to reconcile net loss to net
   cash used by operating activities:
     Common stock issued for legal services                                               250                250
     (Decrease) increase in accounts payable accrued expenses        (2,250)           (1,575)            29,500
     (Decrease) increase in bank overdraft                            2,675                --              2,675
                                                                 ----------        ----------         ----------
          Net Cash Used in Operating Activities                     (10,449)          (25,342)           (77,360)
                                                                 ----------        ----------         ----------
INVESTING ACTIVITIES

          Net Cash Used in Investing Activities                          --                --                 --
                                                                 ----------        ----------         ----------
FINANCING ACTIVITIES
  Proceeds from Notes Payable-Related Parties                        10,000                --             17,500
  Payments on Notes Payable - Related Parties                        (1,000)               --             (1,000)
  Common stock issued for cash                                                         20,860             60,860
                                                                 ----------        ----------         ----------
          Net Cash Provided by Financing Activities                   9,000            20,860             77,360
                                                                 ----------        ----------         ----------

NET INCREASE (DECREASE) IN CASH                                      (1,449)           (4,482)                --

CASH AT BEGINNING OF PERIOD                                           1,449             4,729                 --
                                                                 ----------        ----------         ----------

CASH AT END OF PERIOD                                            $       --        $      247         $       --
                                                                 ==========        ==========         ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
  Interest                                                       $       --        $       --         $       --
  Income Taxes                                                   $       --        $       --         $       --


   The accompanying notes are an integral part of these financial statements.

                          GULF SHORES INVESTMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
          Notes to the Unaudited Condensed Interim Financial Statements
                    From Inception Through December 31, 2010


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

The financial statements presented are those of Gulf Shores Investments, Inc. The Company was originally incorporated under the laws of the state of Nevada on May 8, 2009. The Company has not commenced significant operations and, in accordance with ASC Topic 915, is considered a development stage company. Gulf Shores Investments, Inc. seeks real estate management opportunities where it believes it can achieve higher cash flows as a result of its efforts. The Company's initial focus is on Florida and the southeastern region of the United States particularly where it perceives there to be the potential to manage undervalued and distressed properties. The Company believes it can enhance the value of these properties through the execution of its strategy. The Company expects to manage real estate properties in well-located, sometimes under-performing real estate markets. The Company attempts to identify those markets and submarkets with job growth opportunities and demand demographics that support potential long-term value appreciation for the properties it manages.

Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with information included in the Gulf Shores Investments, Inc. 2010 Form 10-K filed on October 26, 2010 with the U.S. Securities and Exchange Commission.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

REVENUE RECOGNITION

Revenues and related expenses from rendering property management services are recognized when services are completed and billed. In some situations, we may receive advance payments from our customers. The Company will defer revenue associated with these advance payments until it has completed the contracted services.

                          GULF SHORES INVESTMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
          Notes to the Unaudited Condensed Interim Financial Statements
                    From Inception Through December 31, 2010


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ADVERTISING COSTS

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2010.

CASH AND CASH EQUIVALENTS

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. As at December 31, 2010 the Company had no cash equivalents.

BASIC (LOSS) PER COMMON SHARE

Basic (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2010.

                                          For the                  For the
                                         Six Months               Six Months
                                           Ended                    Ended
                                        December 31,             December 31,
                                           2010                     2009
                                       ------------             ------------
Net (Loss) Per Share-Basic
Net (Loss)                             $    (10,874)            $    (24,017)
Weighted Average Shares-Basic            78,273,000               73,621,109
                                       ------------             ------------
Net (Loss) Per share-Basic             $      (0.00)            $      (0.00)
                                       ============             ============

Net (Loss) Per Share-Diluted
Net (Loss)                             $    (10,874)            $    (24,017)
Weighted Average Shares-Diluted          78,273,000               73,621,109
                                       ------------             ------------
Net (Loss) Per share-Diluted           $      (0.00)            $      (0.00)
                                       ============             ============

                          GULF SHORES INVESTMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
          Notes to the Unaudited Condensed Interim Financial Statements
                    From Inception Through December 31, 2010


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES

The  Company  provides  for income  taxes under ASC 740  "Accounting  for Income
Taxes". ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal and state income tax rate of 39% to net loss before provision for income taxes for the following reasons:

                                                                       From
                                                 For the           Inception on
                                                Six Months          May 8, 2009
                                                   Ended              Through
                                                December 31,        December 31
                                                   2010                2010
                                                 --------            --------

Income tax expense at statutory rate             $ (4,241)           $(42,817)
Net deferred tax asset                              4,241)             42,817
                                                 --------            --------
Income tax expense per books                     $     --            $     --
                                                 ========            ========

Net deferred tax assets consist of the following components as of:

                                                                       From
                                                 For the           Inception on
                                                Six Months          May 8, 2009
                                                   Ended              Through
                                                December 31,        December 31
                                                   2010                2010
                                                 --------            --------

NOL carryover                                    $  4,241)           $ 42,817)
Valuation allowance                                (4,241)            (42,817)
                                                 --------            --------
Net deferred tax asset                           $     --            $     --
                                                 ========            ========

                          GULF SHORES INVESTMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
          Notes to the Unaudited Condensed Interim Financial Statements
                    From Inception Through December 31, 2010


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

IMPAIRMENT OF LONG-LIVED ASSETS

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

PROPERTY

The Company does not own or rent any property. Office space is provided by the Company's president at no charge.

ACCOUNTING BASIS

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a June 30 fiscal year end.

STOCK-BASED COMPENSATION

In July 2009, the Company issued 75,000 shares of stock as part of our fee agreement for legal services associated with the Company's S-1 filing. The shares were valued at $0.00333 per share.

The above issuance of stock reflects the effect of the Company's 3 for 1 forward stock split effective on January 5, 2010 (see Note 6).

The Company records stock-based compensation in accordance with ASC 718 (formerly SFAS No. 123R "Share Based Payments"), using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

RECENT ACCOUNTING PRONOUNCEMENTS

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company's financial statements.

                          GULF SHORES INVESTMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
          Notes to the Unaudited Condensed Interim Financial Statements
                    From Inception Through December 31, 2010


2. GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the 6 month period ending December 31, 2010, the Company recognized no sales revenue and incurred a net loss of $10,874, and had an accumulated deficit of $109,785 from inception on May 8, 2009 through December 31, 2010. The continuation of the Company as a going concern is dependent upon the continued financial support from its Shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of Capital stock as of December 31, 2010, respectively:

     - Preferred stock, $0.00001 par value, 20,000,000 shares authorized 0 shares issued and outstanding.

     - Common Stock, $0.00001 par value, 250,000,000 shares authorized 78,273,000 shares issued and outstanding.

COMMON STOCK

On May 8, 2009, we entered into an agreement for the sale of 60,000,000 shares of common stock at a price of $0.00000333 per share. The Company realized $200 from this subscription.

On May 19, 2009, we entered into an agreement for the sale of 12,000,000 shares of common stock at a price of $0.00333 per share. The Company realized $40,000 from this subscription.

On July 1, 2009, the Company issued 75,000 shares of stock as part of our fee agreement for legal services associated with the Company's S-1 filing. The shares were valued at $0.00333 per share.

During the quarter ending September 2009, the Company entered into an agreement for the sale of 198,000 shares at a price of $0.00333 per share to 39 different investors. The Company realized $660 from these subscriptions.

On December 1, 2009, the Company entered into an agreement for the sale of 6,000,000 at a price of $0.00333 per share. The Company realized $20,000 from this subscription.

                          GULF SHORES INVESTMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
          Notes to the Unaudited Condensed Interim Financial Statements
                    From Inception Through December 31, 2010


The above issuance of stock reflects the effect of the Company's 3 for 1 forward stock split effective on January 5, 2010 (see Note 5).

The above issuance of stock reflects the effect of the Company's 3 for 1 forward stock split effective on January 5, 2010 (see Note 6).

4. STOCK SUBSCRIPTION RECEIVABLE

In May 2009, the Company issued to its founder 60,000,000 million shares of its common stock for a price of $.0000033. Payment for the stock was received on September 23, 2009.

5. RELATED PARTY TRANSACTIONS

CONSULTING SERVICES - RELATED PARTY

The Company's founder and majority shareholder and other related parties provide various consulting services to the Company for which they are compensated. For the six months ending December 31, 2010 consultant fees paid were $-0-.

NOTE PAYABLE - RELATED PARTY

Periodically, the Company's founder and majority shareholder provides loans for administrative and operating expenses. The loans have no definitive payment terms and bear no interest. The Company will pay the balance off when it has the available funds.

6. STOCK SPLIT

The company's board of directors authorized a three-for-one stock split effective on January 5, 2010. Each shareholder of record on January 5, 2010 received two additional shares of common stock for each share held on that date. All share and related information presented in these financial statements and accompanying footnotes have been adjusted to retroactively reflect the increased number of shares resulting from this action.

7. SUBSEQUENT EVENTS

Management has evaluated all activity since December 31, 2010 through the date the financial statements are issued, and has concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

                          Gulf Shores Investments, Inc.
                        Index to the Financial Statements

                   As of June 30, 2010 and 2009, for the year
                     Ended June 30, 2010 and from inception
                              Through June 30, 2010


Report of Independent Registered Public Accounting Firm                   F-11

Financial Statements of Gulf Shores Investments, Inc.:
  Balance Sheets                                                          F-12
  Statements of Operations                                                F-13
  Statements of Stockholders' Equity (Deficit)                            F-14
  Statements of Cash Flows                                                F-15
  Notes to Financial Statements                                           F-16

                      [LETTERHEAD OF SEALE AND BEERS, CPAS]



            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gulf Shores Investments, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Gulf Shores Investments, Inc. (A Development Stage Company) as of June 30, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended June 30, 2010 and 2009, and from inception on May 8, 2009 through June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gulf Shores Investments, Inc. (A Development Stage Company) as of June 30, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended June 30, 2010 and 2009, and from inception on May 8, 2009 through June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had a loss from operations of $60,065, an accumulated deficit of $98,911, working capital deficit of 37,801 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Seale and Beers, CPAs
-----------------------------------
Seale and Beers, CPAs
Las Vegas, Nevada
October 26, 2010

                          Gulf Shores Investments, Inc.
                          (A Development Stage Company)
                                  Balance Sheet

                                                                        June 30,           June 30,
                                                                         2010               2009
                                                                       --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $  1,449           $  4,729
                                                                       --------           --------
      Total Current Assets                                                1,449              4,729
                                                                       --------           --------

      TOTAL ASSETS                                                     $  1,449           $  4,729
                                                                       ========           ========

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                  31,750              3,575
  Note Payable - Related Parties                                          7,500                 --
                                                                       --------           --------
      Total Current Liabilities                                          39,250              3,575
                                                                       --------           --------

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, $0.00001 par value, 20,000,000
   shares authorized, 0 shares issued and outstanding
  Common stock, $0.00001 par value, 250,000,000 shares
   authorized, 78,273,000 and 72,000,000 shares issued
   and outstanding at June 30, 2010 and 2009, respectively                  783                720
  Stock Subscription Receivable                                              --               (200)
  Additional paid-in capital                                             60,327             39,480
  Deficit accumulated during the development stage                      (98,911)           (38,846)
                                                                       --------           --------

      Total Stockholders' Equity (Deficit)                              (37,801)             1,154
                                                                       --------           --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)             $  1,449           $  4,729
                                                                       ========           ========


   The accompanying notes are an integral part of these financial statements.

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                            Statements of Operations
                      From Inception through June 30, 2010

                                                                  From Inception on      From Inception on
                                                                     May 8, 2009            May 8, 2009
                                               Year Ended              Through                Through
                                                June 30,               June 30,               June 30,
                                                  2010                   2009                   2010
                                              ------------           ------------           ------------
REVENUES                                      $         --           $         --           $         --

OPERATING EXPENSES
  Consulting Fees - Related Party                   18,900                 24,000                 42,900
  Professional Fees                                 33,750                 13,500                 47,250
  General and administrative                         7,415                  1,346                  8,761
                                              ------------           ------------           ------------
      Total Operating Expenses                      60,065                 38,846                 98,911
                                              ------------           ------------           ------------

INCOME (LOSS) FROM OPERATIONS                      (60,065)               (38,846)               (98,911)
                                              ------------           ------------           ------------
INCOME (LOSS) BEFORE INCOME TAXES                  (60,065)               (38,846)               (98,911)
  Income tax expense                                    --                     --                     --
                                              ------------           ------------           ------------

NET INCOME (LOSS)                             $    (60,065)          $    (38,846)          $    (98,911)
                                              ============           ============           ============

BASIC INCOME (LOSS) PER COMMON SHARE          $     (0.001)          $     (0.001
                                              ============           ============
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                             75,713,490             64,075,473
                                              ============           ============


    The accompanying notes are an integral part of these financial statements

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)
               From May 8, 2009 (Inception) through June 30, 2010

                                                                                                    Deficit
                                                                                                  Accumulated      Total
                          Preferred Stock          Common Stock          Stock       Additional   During the    Stockholders'
                         -----------------    ----------------------  Subscription     Paid-In    Development      Equity
                         Shares     Amount    Shares        Amount     Receivable      Capital       Stage       (Deficit)
                         ------     ------    ------        ------     ----------      -------       -----       ---------
Balance, May 8, 2009         -      $  --           --    $       --   $       --    $       --   $       --     $       --

Issuance of common
 stock on May 8, 2009
 for cash at a price of
 $.0000033 per share         -         --   60,000,000           600           --          (400)          --            200

Stock Subscriptions
 Receivable                  -         --           --            --         (200)           --           --           (200)

Issuance of common
 stock on May 19, 2009
 for cash at a price
 of $.00333 per share        -         --   12,000,000           120           --        39,880           --         40,000

Net Loss for the
 period from inception
 to June 30, 2009            -         --           --            --           --            --      (38,846)       (38,846)
                         -----      -----   ----------    ----------   ----------    ----------   ----------     ----------
Balance, June 30, 2009       -      $  --   72,000,000    $      720   $     (200)   $   39,480   $  (38,846)    $    1,154
                         =====      =====   ==========    ==========   ==========    ==========   ==========     ==========
Issuance of common
 stock on July 1,
 2009 in exchange for
 legal services
 provided at a price of
 $0.00333 per share          -         --       75,000             1           --           249           --            250

Issuance of common
 stock during the
 quarter ending
 September 2009
 for cash at an
 average price of
 $0.00333 per share          -         --      198,000             2           --           658           --            660

Collection of stock
 subscription
 receivable on
 September 23, 2009          -         --           --            --          200            --           --            200

Issuance of common
 stock on December 1,
 2009 for cash at a
 price of $0.00333
 per share                   -         --    6,000,000            60           --        19,940           --         20,000

Net loss for the
 period from July 1,
 2009 to June 30, 2010       -         --           --            --           --            --      (60,065)       (60,065)
                         -----      -----   ----------    ----------   ----------    ----------   ----------     ----------

Balance, June 30, 2010       -      $  --   78,273,000    $      783   $       --    $   60,327   $  (98,911)    $  (37,801)
                         =====      =====   ==========    ==========   ==========    ==========   ==========     ==========

    The accompanying notes are an integral part of these financial statements

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows

                                                                                 From Inception on     From Inception on
                                                                                    May 8, 2009           May 8, 2009
                                                                 Year Ended           Through               Through
                                                                  June 30,            June 30,              June 30,
                                                                    2010                2009                  2010
                                                                  --------            --------              --------
OPERATING ACTIVITIES
  Net loss                                                        $(60,065)           $(38,846)             $(98,911)
  Adjustments to reconcile net loss to net
   cash used by operating activities:
     Common stock issued for legal services                            250                  --                   250
     (Decrease) increase in accounts payable accrued expenses       28,175               3,575                31,750
                                                                  --------            --------              --------
          Net Cash Used in Operating Activities                    (31,640)            (35,271)              (66,911)
                                                                  --------            --------              --------
INVESTING ACTIVITIES

          Net Cash Used in Investing Activities                         --                  --                    --
                                                                  --------            --------              --------
FINANCING ACTIVITIES
  Proceeds from Notes Payable - Related Parties                      7,500                  --                 7,500
  Common stock issued for cash                                      20,860              40,000                60,860
                                                                  --------            --------              --------

          Net Cash Provided by Financing Activities                 28,360              40,000                68,360
                                                                  --------            --------              --------

NET INCREASE (DECREASE) IN CASH                                     (3,280)              4,729                 1,449

CASH AT BEGINNING OF PERIOD                                          4,729                  --                    --
                                                                  --------            --------              --------

CASH AT END OF PERIOD                                             $  1,449            $  4,729              $  1,449
                                                                  ========            ========              ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
  Interest                                                        $     --            $     --              $     --
  Income Taxes                                                    $     --            $     --              $     --


   The accompanying notes are an integral part of these financial statements.

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                      From Inception Through June 30, 2010


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

The financial statements presented are those of Gulf Shores Investments, Inc. The Company was originally incorporated under the laws of the state of Nevada on May 8, 2009. The Company has not commenced significant operations and, in accordance with ASC Topic 915, is considered a development stage company. Gulf Shores Investments, Inc. seeks real estate management opportunities where it believes it can achieve higher cash flows as a result of its efforts. The Company's initial focus is on Florida and the southeastern region of the United States particularly where it perceives there to be the potential to manage undervalued and distressed properties. The Company believes it can enhance the value of these properties through the execution of its strategy. The Company expects to manage real estate properties in well- located, sometimes under-performing real estate markets. The Company attempts to identify those markets and submarkets with job growth opportunities and demand demographics that support potential long-term value appreciation for the properties it manages.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

REVENUE RECOGNITION

Revenues and related expenses from rendering property management services are recognized when services are completed and billed. In some situations, we may receive advance payments from our customers. The Company will defer revenue associated with these advance payments until it has completed the contracted services.

ADVERTISING COSTS

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of June 30, 2010.

CASH AND CASH EQUIVALENTS

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. As at June 30, 2010 the Company had no cash equivalents.

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                      From Inception Through June 30, 2010


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

BASIC (LOSS) PER COMMON SHARE

Basic (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2010.

                                                              From Inception on
                                           For the               May 8, 2009
                                         Year Ended                Through
                                          June 30,                 June 30,
                                            2010                     2009
                                        ------------             ------------
Net (Loss)                              $    (60,065)            $    (38,846)
Weighted Average Shares                   75,713,490               64,075,473
                                        ------------             ------------
Net (Loss) Per Share                    $     (0.001)            $     (0.001)
                                        ============             ============

INCOME TAXES

The  Company  provides  for income  taxes under ASC 740  "Accounting  for Income
Taxes". ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal and state income tax rate of 39% to net loss before provision for income taxes for the following reasons:

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                      From Inception Through June 30, 2010


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                                                             From Inception on
                                               For the          May 8, 2009
                                             Year Ended           Through
                                              June 30,            June 30,
                                                2010                2009
                                              --------            --------

Income tax expense at statutory rate          $(23,425)           $(15,150)
Net deferred tax asset                          23,425              15,150
                                              --------            --------
Income tax expense per books                  $     --            $     --
                                              ========            ========

Net deferred tax assets consist of the following components as of:

                                                             From Inception on
                                               For the          May 8, 2009
                                             Year Ended           Through
                                              June 30,            June 30,
                                                2010                2009
                                              --------            --------

NOL carryover                                 $ 23,425            $ 15,150
Valuation allowance                            (23,425)            (15,150)
                                              --------            --------
Income tax expense                            $     --            $     --
                                              ========            ========

IMPAIRMENT OF LONG-LIVED ASSETS

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

PROPERTY

The Company does not own or rent any property. Office space is provided by the Company's president at no charge.

ACCOUNTING BASIS

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a June 30 fiscal year end.

STOCK-BASED COMPENSATION

In July 2009, the Company issued 75,000 shares of stock as part of our fee agreement for legal services associated with the Company's S-1 filing. The shares were valued at $0.00333 per share.

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                      From Inception Through June 30, 2010


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The above issuance of stock reflects the effect of the Company's 3 for 1 forward stock split effective on January 5, 2010 (see Note 6).

The Company records stock-based compensation in accordance with ASC 718 (formerly SFAS No. 123R "Share Based Payments"), using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

RECENT ACCOUNTING PRONOUNCEMENTS

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the Company's financial statements.

NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the year ended June 30, 2010, the Company recognized no sales revenue and incurred a net loss of $60,065, and had an accumulated deficit of $98,911 from inception on May 8, 2009 through June 30, 2010. The continuation of the Company as a going concern is dependent upon the continued financial support from its Shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - STOCKHOLDERS' EQUITY

COMMON STOCK

     - On May 8, 2009, we entered into an agreement for the sale of 60,000,000 shares of common stock at a price of $0.00000333 per share. The Company realized $200 from this subscription.

     - On May 19, 2009, we entered into an agreement for the sale of 12,000,000 shares of common stock at a price of $0.00333 per

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                      From Inception Through June 30, 2010


NOTE 3 - STOCKHOLDERS' EQUITY (Continued)

     - On July 1, 2009, the Company issued 75,000 shares of stock as part of our fee agreement for legal services associated with the Company's S-1 filing. The shares were valued at $0.00333 per share.

     - During the quarter ending September 2009, the Company entered into an agreement for the sale of 198,000 shares at a price of $0.00333 per share to 39 different investors. The Company realized $660 from these subscriptions.

     - On December 1, 2009, the Company entered into an agreement for the sale of 6,000,000 at a price of $0.00333 per share. The Company realized $20,000 from this subscription.

The above issuance of stock reflects the effect of the Company's 3 for 1 forward stock split effective on January 5, 2010 (see Note 6).

The stockholders' equity section of the Company contains the following classes of Capital stock as of June 30 2010, respectively:

Preferred stock, $0.00001 par value, 20,000,000 shares authorized 0 shares issued and outstanding.

Common Stock, $0.00001 par value, 250,000,000 shares authorized 78,273,000 shares issued and outstanding.

NOTE 4 - STOCK SUBSCRIPTION RECEIVABLE

In May 2009, the Company issued to its founder 60,000,000 million shares of its common stock for a price of $.0000033. Payment for the stock was received on September 23, 2009.

The above issuance of stock reflects the effect of the Company's 3 for 1 forward stock split effective on January 5, 2010 (see Note 5).

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company's founder and majority shareholder and other related parties provide various consulting services to the Company for which they are compensated. For the year ending June 30, 2010, consultant fees paid were $18,900.

NOTE 6 - STOCK SPLIT

The company's board of directors authorized a three-for-one stock split effective on January 5, 2010. Each shareholder of record on January 5, 2010 received two additional shares of common stock for each share held on that date. All share and related information presented in these

                          GULF SHORES INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                      From Inception Through June 30, 2010


NOTE 6 - STOCK SPLIT (Continued)

financial   statements  and   accompanying   footnotes  have  been  adjusted  to
retroactively reflect the increased number of shares resulting from this action.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated all activity since June 30, 2010 through the date the financial statements are issued, and has concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.


6 MONTHS ENDED DECEMBER 31, 2010

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2010, we had no cash on hand.

Based upon the above, we do not believe we have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. We estimate the Company needs an additional $49,000 to implement its business plans over the next twelve months. We anticipate we will need a minimum of $39,000 to cover marketing and operational expenses for the next twelve months. The majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee. If we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.

Future financing for real estate management operations may not be available to us on acceptable terms. To raise equity will require the sale of stock and the debt financing will require intuitional or private lenders. We do not have any institutional or private lending sources identified. If debt financing is not available or not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

INVESTING ACTIVITIES

For the six months ended December 31, 2010 and 2009, we did not pursue any investing activities.

FINANCING ACTIVITIES

For the six months ended December 31, 2010, we received proceeds from notes payable - related party of $10,000 and we made payments on notes payable - related parties of $1,000. As a result, we had net cash provided by financing activities of $9,000.

For the six months ended December 31, 2009, we received proceeds from the sale of common stock of $20,860. As a result, we had net cash provided by financing activities of $20,860.

LIMITED OPERATING HISTORY

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business through increased investment in marketing activities. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful. The business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Future financing may not be available to us on acceptable terms. If debt financing is not available or not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

In January 2010, the board of directors approved a three for one forward split. The board of directors hopes the decision to restructure the Company's capital structure will potentially lead to greater liquidity of the Company's common stock in the future. In addition, the Board of Directors hopes the forward split will attract potential investors.

RESULTS OF OPERATIONS

For the six months ended December 31, 2010, we had no revenue. Expenses for the six months ended December 31, 2010 totaled $10,874 resulting in a net loss of $10,874. Operating expenses consisted of professional fees of $5,664 and general and administrative expenses of $5,210.

For the six months ended December 31, 2009, we had no revenue. Expenses for the six months ended December 31, 2010 totaled $24,017 resulting in a net loss of $24,017. Operating expenses consisted of consulting fees - related party of $11,900, consulting fees of $7,000, professional fees of $2,000 and general and administrative expenses of $3,117.

PLAN OF OPERATION

We have commenced limited operations and we will require outside capital to implement our business model.

     1. All business functions will be coordinated and managed by our founder, including marketing, finance and operations. We intend to contract with outside professionals to facilitate services for the on-site management of properties and real estate rehab and maintenance services that may be required. These services include total property management responsibilities for the care and upkeep of the property. We will use independent contractors as leasing agents, as well as for janitorial services, lawn services and general maintenance services as required on-site from time to time. The Company has no outside contracts, but we intend to contract with these professionals under normal industry terms, which may include lease fees in the 2% - 5% range depending on the nature of the services.

     2. We will focus on evaluating our performance based on the following criteria during the next twelve months of operations as the Company emerges from the development stage:

a. Number of new real estate projects

     i. The Company will initially look for distressed and under-managed projects in Southwest Florida. The Southwest Florida multi-family residential property market has been hard hit by the recent economic downturn. Properties in this marketplace are selling at an average of 33% below 2007 property values. Foreclosed and bank repossessed real estate owned properties are at an even greater discount to the previous market highs. We are currently in discussions with banks and developers of distressed condominium projects in this market proposing to manage the properties to improve their cash flow. These negotiations are on-going and subject to the Company securing management contracts under acceptable terms.

     ii. Over the next twelve months, the Company intends to identify at least ten suitable properties for management.

     iii. The Company incurs nominal travel expenses associated with the search for properties since the Southwest Florida region is nearby its home office.

We have not entered into any contracts or agreements to manage any properties. There can be no assurance that we will be able to identify suitable properties for management or be able to negotiate property management contracts on favorable terms with the property owners.

b. Expense management

     i. The Company has a limited operating budget and has maintained tight expense controls.

     ii. Over the next twelve months, the Company anticipates its minimum need for additional funding is $49,000 to implement its business plans over the next twelve months. We anticipate operating expenses to be $24,000 prior to generating revenues. These expenses are estimated at $2,000 per month primarily travel related cost associated with the search for properties to manage in Southwest Florida. The Company has targeted to identify 10 suitable properties for management over the next twelve months. The Company will also incur $15,000 in marketing expenses associated with the development of promotional materials and attendance at trade shows. The Company will incur additional operating expenses once the Company generates revenues, which are tied to commissions paid to leasing agents and operating expenses associated with the upkeep of the properties. The Company plans to hire on a commission-only basis at such time as the Company has signed property management contracts, so no additional expenses are created until revenues are generated. There can be no assurance that we will be able to align ourselves with professionals for services on a commission-only basis

c. Achieving positive cash flow

     i. After the Company's properties are under management, we will launch a marketing campaign to attempt generate revenues. There can be no assurance that we will be able to implement our business development plans and that we will be successful in negotiating new contracts to manage properties or attract tenants to utilize the properties.

     ii. Over the next twelve months the Company anticipates its minimum cash needs to be $49,000 prior to generating revenues.

d. Creating strategic alliance relationships

     i. The Company intends to contract with outside professionals to facilitate services for the on-site management of properties and real estate rehab and maintenance services that may be required. These services include total property management responsibilities for the care and upkeep of the property. We will use independent contractors as leasing agents, as well as for janitorial services, lawn services and general maintenance services as required on-site from time to time.

     ii. Over the next twelve months, the Company intends to hire additional employees on a commission only basis at such time as the Company has signed property management contracts, so no additional expenses are created until revenues are generated. In January, the Company hired Sanjiv Matta, a Florida licensed real estate professional to assist the president in furthering the business plan by identifying new properties for management in Southwest Florida. Mr. Matta is a commission-only employee.

     iii. The Company has no contracts with outside vendors, but we intend to contract with these professionals under normal industry terms, which may include leasing fees in the 2% - 5% range depending on the nature of the services.

Our growth is driven by the number of new real estate projects that we evaluate and contract for management. There is no assurance we will be able to secure such management contracts for properties or be able to lease-out such properties on a profitable basis. Certain competitors may be willing to accept lower fees based on their overhead structure. As a result, we may have difficulty attracting new properties to manage and tenants to utilize the properties. There can also be no assurance that we will be able to align ourselves with professionals for services on a commission only basis.

     3. Our plan of operation includes launching a targeted marketing campaign focusing on property management trade show participation, media promotions and public relations during the third quarter of 2010. The marketing is estimated to cost $15,000, in addition to our estimated minimum travel and operating expenses of $2,000 per month. The majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee. The majority shareholder, David Dreslin, owns 77% of the Company and is the Company's president and primary employee. If we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.


We intend to support our marketing efforts through the development of high-quality marketing materials and an attractive and informative website, www.GulfShoresInvestments.com. There can be no assurance we will be successful in implementing our marketing campaign or that we will be able to provide our services at lower costs than other property managers. There can also be no assurance that we will be able to align ourselves with professionals for services on a commission-only basis. The development of an on-going marketing campaign will require the commitment of substantial resources. If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.


     4. Over the next 12 month after the initiation of our marketing campaign, we believe that we will have identified suitable properties to manage and lease-out to begin to generate revenues from our targeted marketing approach. This refers to the minimum amount of time that we estimate will be required to generate revenues based on meetings with banks and developers in the Southwest Florida property market. Once a property is identified we will need to negotiate a management contract with the property owner. Only after a property is identified and contracted can we begin managing the property for a fee from the property owners to generate revenues, typically between 5% - 10% of gross monthly rents. We have not entered into any contracts or agreements to manage any properties. There can be no assurance that we will be able to identify suitable properties for management or be able to negotiate property management contracts on favorable terms with the property owners.


Our future will depend on our ability to identify suitable properties to manage and our ability to bring our services to the market place, which requires careful planning of providing a service that meets our customer's standards without incurring unnecessary cost and expense. Our operational results can be affected by our ability to introduce our services or to adjust pricing to try to gain a competitive advantage. There can be no assurance we will be able to implement our property management services.


We are still pursuing this plan but to date we have not been able to raise additional funds through either debt or equity offerings. Without this additional cash, we have been unable to pursue our plan of operations and commence generating revenue. We believe that we may not e able to raise the necessary funds to continue to pursue our business operations. As a result of the foregoing, we have recently begun to explore our options regarding the development of a new business plan and direction. We are currently engaged in the discussions with a company regarding the possibility of a reverse triangular merger involving our company. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the merger.

YEAR ENDED JUNE 30, 2010

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2010, we had $1,449 cash on hand.

Based upon the above, we do not believe we have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. We estimate the Company needs an additional $49,000 to implement its business plans over the next twelve months. We anticipate we will need a minimum of $39,000 to cover marketing and operational expenses for the next twelve months. The majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee. If we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.


Future financing for real estate management operations may not be available to us on acceptable terms. To raise equity will require the sale of stock and the debt financing will require intuitional or private lenders. We do not have any institutional or private lending sources identified. If debt financing is not available or not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.


Investing Activities. For the year ended June 30, 2010 and from inception on May 8, 2009 through June 30, 2009, we did not pursue any investing activities.

Financing Activities. For the year ended June 30, 2010, we received proceeds from notes payable - related parties of $7,500 and we sold common stock for cash of $20,860. As a result, we had net cash provided by financing activities of $28,360

For the period from inception on May 8, 2009 through June 30, 2009, we sold common stock for cash of $40,000 resulting in net cash provided by financing activities of $40,000.

Limited Operating History. We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business through increased investment in marketing activities. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful. The business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Future financing may not be available to us on acceptable terms. If debt financing is not available or not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

In January 2010, the board of directors approved a three for one forward split. The board of directors hopes the decision to restructure the Company's capital structure will potentially lead to greater liquidity of the Company's common stock in the future. In addition, the Board of Directors hopes the forward split will attract potential investors.

RESULTS OF OPERATIONS

For the year ended June 30, 2010, we had no revenue. Expenses for the year totaled $60,065 resulting in a net loss of $60,065. Operating expenses consisted of consulting fees-related party of $18,900, professional fees of $33,750 and general and administrative of $7,415.

For the period from May 8, 2009 (inception) to June 30, 2009, we had no revenue. Expenses for the period totaled $38,846 resulting in a net loss of $38,846. Expenses for the period consisted of consulting fees - related party of $24,000, professional fees of $13,500 and general and administrative expenses of $1,346.

PLAN OF OPERATION

We have commenced limited operations and we will require outside capital to implement our business model.

     1. All business functions will be coordinated and managed by our founder, including marketing, finance and operations. We intend to contract with outside professionals to facilitate services for the on-site management of properties and real estate rehab and maintenance services that may be required. These services include total property management responsibilities for the care and upkeep of the property. We will use independent contractors as leasing agents, as well as for janitorial services, lawn services and general maintenance services as required on-site from time to time. The Company has no outside contracts, but we intend to contract with these professionals under normal industry terms, which may include lease fees in the 2% - 5% range depending on the nature of the services.

     2. We will focus on evaluating our performance based on the following criteria during the next twelve months of operations as the Company emerges from the development stage:

a. Number of new real estate projects

     i. The Company will initially look for distressed and under-managed projects in Southwest Florida. The Southwest Florida multi-family residential property market has been hard hit by the recent economic downturn. Properties in this marketplace are selling at an average of 33% below 2007 property values. Foreclosed and bank repossessed real estate owned (REO) properties are at an even greater discount to the previous market highs. We are currently in discussions with banks and developers of distressed condominium projects in this market proposing to manage the properties to improve their cash flow. These negotiations are on-going and subject to the Company securing management contracts under acceptable terms.

     ii. Over the next twelve months, the Company intends to identify at least ten suitable properties for management.

     iii. The Company incurs nominal travel expenses associated with the search for properties since the Southwest Florida region is nearby its home office.

We have not entered into any contracts or agreements to manage any properties. There can be no assurance that we will be able to identify suitable properties for management or be able to negotiate property management contracts on favorable terms with the property owners.

b. Expense management

     i. The Company has a limited operating budget and has maintained tight expense controls.

     ii. Over the next twelve months the Company anticipates its minimum need for additional funding is $49,000 to implement its business plans over the next twelve months. We anticipate operating expenses to be $24,000 prior to generating revenues. These expenses are estimated at $2,000 per month primarily travel related cost associated with the search for properties to manage in Southwest Florida. The Company has targeted to identify 10 suitable properties for management over the next twelve months. The Company will also incur $15,000 in marketing expenses associated with the development of promotional materials and attendance at trade shows. The Company will incur additional operating expenses once the Company generates revenues, which are tied to commissions paid to leasing agents and operating expenses associated with the upkeep of the properties. The Company plans to hire on a commission-only basis at such time as the Company has signed property management contracts, so no additional expenses are created until revenues are generated. There can be no assurance that we will be able to align ourselves with professionals for services on a commission-only basis

c. Achieving positive cash flow

     i. After the Company has properties are under management we will launch a marketing campaign to attempt generate revenues. There can be no assurance that we will be able to implement our business development plans and that we will be successful in negotiating new contracts to manage properties or attract tenants to utilize the properties.

     ii. Over the next twelve months the Company anticipates its minimum cash needs to be $49,000 prior to generating revenues.

d. Creating strategic alliance relationships

     i. The Company intends to contract with outside professionals to facilitate services for the on-site management of properties and real estate rehab and maintenance services that may be required. These services include total property management responsibilities for the care and upkeep of the property. We will use independent contractors as leasing agents, as well as for janitorial services, lawn services and general maintenance services as required on-site from time to time.

     ii. Over the next twelve months the Company intends to hire additional employees on a commission only basis at such time as the Company has signed property management contracts, so no additional expenses are created until revenues are generated. In January, the Company hired Sanjiv Matta, a Florida licensed real estate professional to assist the president in furthering the business plan by identifying new properties for management in Southwest Florida. Mr. Matta is a commission-only employee.

     iii. The Company has no contracts with outside vendors, but we intend to contract with these professionals under normal industry terms, which may include leasing fees in the 2% - 5% range depending on the nature of the services.

Our growth is driven by the number of new real estate projects that we evaluate and contract for management. There is no assurance we will be able to secure such management contracts for properties or be able to lease-out such properties on a profitable basis. Certain competitors may be willing to accept lower fees based on their overhead structure. As a result, we may have difficulty attracting new properties to manage and tenants to utilize the properties. There can also be no assurance that we will be able to align ourselves with professionals for services on a commission only basis.

     3. Our plan of operation includes launching a targeted marketing campaign focusing on property management trade show participation, media promotions and public relations during the third quarter of 2010. The marketing is estimated to cost $15,000, in addition to our estimated minimum travel and operating expenses of $2,000 per month. The majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee. The majority shareholder, David Dreslin, owns 77% of the Company and is the Company's president and primary employee. If we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.

We intend to support our marketing efforts through the development of high-quality marketing materials and an attractive and informative website, WWW.GULFSHORESINVESTMENTS.COM. There can be no assurance we will be successful in implementing our marketing campaign or that we will be able to provide our services at lower costs than other property managers. There can also be no assurance that we will be able to align ourselves with professionals for services on a commission-only basis. The development of an on-going marketing campaign will require the commitment of substantial resources. If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.

     4. Over the next 12 month after the initiation of our marketing campaign, we believe that we will have identified suitable properties to manage and lease-out to begin to generate revenues from our targeted marketing approach. This refers to the minimum amount of time that we estimate will be required to generate revenues based on meetings with banks and developers in the Southwest Florida property market. Once a property is identified we will need to negotiate a management contract with the property owner. Only after a property is identified and contracted can we begin managing the property for a fee from the property owners to generate revenues, typically between 5% - 10% of gross monthly rents. We have not entered into any contracts or agreements to manage any properties. There can be no assurance that we will be able to identify suitable properties for management or be able to negotiate property management contracts on favorable terms with the property owners.

Our future will depend on our ability to identify suitable properties to manage and our ability to bring our services to the market place, which requires careful planning of providing a service that meets our customer's standards without incurring unnecessary cost and expense. Our operational results can be affected by our ability to introduce our services or to adjust pricing to try to gain a competitive advantage. There can be no assurance we will be able to implement our property management services.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


The following table sets forth the name and age of officers and director as of April 20, 2011 Our Executive officer is elected annually by our Board of Director. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

   Name          Age                           Position
   ----          ---                           --------

David Dreslin    50   President, Chief Financial Officer, Treasurer and Director

Sanjiv Matta     41   Vice-President, Secretary

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

DAVID DRESLIN has worked as a CPA with 24 years of experience dealing with business enterprises both as a consultant and employee. For the past five years Mr. Dreslin has held the position as President of Dreslin Financial Services, Inc. Mr. Dreslin's experience includes 3 years with Deloitte Haskins & Sells, "an International Big-Six Accounting Firm", as a member of their Emerging
Business Services department and as a Senior Tax Accountant. In 1990, Mr. Dreslin formed his own Certified Public Accounting firm to provide consulting services to business owners, as well as, acting as their "on-call" financial officer. In 1994 he formed Dreslin Financial Services, Inc. a financial services firm to provide full service accounting and management services to individuals and businesses. Mr. Dreslin has been involved in numerous real estate projects as both principal and advisor and he is a Florida licensed real estate professional. Mr. Dreslin has been actively involved in real estate development and investing since 2006. He has experience in multi-family, commercial and residential real estate properties. Mr. Dreslin also has a number of real estate related clients in his accounting practice and he has experience in real estate valuations. He holds a BBA in Accounting from the University of South Florida. Mr. Dreslin is not a member of a separately designated committee of the Board of Directors and is not an independent director.

SANJIV MATTA has been the founder and operator of multi-national businesses, mostly centered around mass distribution, real estate development, sales, marketing and corporate finance. Mr. Matta is a Florida licensed real estate professional and an experienced real estate principal and advisor on developments worldwide, including distressed real estate workout and acquisitions with an REO hedge fund. He is responsible for over $500M in real estate development. Since 1995 to present Mr. Matta has been a Managing Member of Dhampur Sampatyi, an India based real estate developer. The company is a builder and operator of real estate projects in India, the USA and the Caribbean. Dhampur Sampatyi has developed over $600 million in multi-family and commercial properties over 15 years. Since 2001 to present Mr. Matta has been involved in the management of developments for Tricon Development, a Florida based real estate developer. Tricon has developed over $150 million in multi-family residential development projects including Somerset Riverfront, Oceanique, The Claridges, Howard Johnson Riverfront, Ocean Park-Hutchinson Island. From 2006 - 2009 Mr. Matta served as a manager and advisor at the Navigator REO Fund and the Mortgage and Asset Xchange. These two funds manage over $500 million in real estate properties and mortgages. During this same time Mr. Matta participated in real estate seminar selling as president of Indus Planet, a firm marketing 7,000 residential lots in Florida to buyers worldwide by way of seminars and indirect selling through bulk buyers. Most recently, since 2009 Mr. Matta launched a program as principal in a television promotion driven, internet auction sale of REO properties where hundreds of homes were sold each month. Mr. Matta established the joint venture partnerships, raised the required capital and operated an organized acquisition REO platform. (ROE properties are bank repossessed "Real Estate Owned" properties, which are defined as properties in the possession of a lender as a result of foreclosure or forfeiture.)

BOARD COMMITTEE

The  Company  does  not  currently  have  a  designated  audit,   nominating  or
compensation committee. The Company currently has no plans to form these separately designated Board committees.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from inception (May 8, 2009) through March 31, 2010.

                           SUMMARY COMPENSATION TABLE

                                                                                      Change in
                                                                                       Pension
                                                                                      Value and
                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                    Stock       Option        Plan         Compensation     All Other
 Position       Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------       ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  ---------

David Dreslin,  2010     $  0       $  0       $  0        $  0         $  0             $  0          $ 25,900      $25,900(1)
President,
Chief Executive
Officer, Chief
Financial Officer,
Treasurer

Sanjiv Matta,   2010    $  0       $  0       $  0        $  0         $  0             $  0          $       0      $     0
Vice-President
and Secretary *

----------
* Sanjiv Matta was appointed Secretary and Vice-President on January 15, 2010 and has received no compensation.
(1) Dreslin Financial Services was paid $25,900 in accounting and consulting fees related to the Company's audit and registration statement filing. David Dreslin is the sole shareholder of Dreslin Financial Services. These are services that Dreslin Financial Services provides to other clients at similar rates. Mr. Dreslin was not paid any salary, bonus or other compensation in his role as president, chief executive officer, chief financial officer and treasurer. Mr. Dreslin does not intend to be paid a salary or bonuses until such time as the Company becomes profitable.


Option Grants Table . There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from inception through June 30, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending June 30, 2010 by the executive officers named in the Summary Compensation Table.


Long-Term Incentive Plan (" LTIP" ) Awards Table . There were no awards made to a named executive officers in the last completed fiscal year under any LTIP COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

EMPLOYMENT AGREEMENTS

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of April 20, 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.


                                            Number of
                                              Shares
                                           Beneficially         Percent of
         Name                                 Owned                Class
         ----                                 -----                -----

     David Dreslin (2)                     60,003,000               76.7%
     7985 113th Street
     Suite 220
     Seminole, FL 33772

     Entrust of Tampa Bay                  12,000,000               15.3%
     FBO Van Nguyen
     13191 Starkey Rd
     Suite 9
     Largo, FL 33773

     Entrust of Tampa Bay                   6,003,000                7.7%
     FBO Edward G. Mass, Jr (3)
     13191 Starkey Rd
     Suite 9
     Largo, FL 33773

     Visionary Concepts LLC (4)                 3,000                0.0%
     105 W. Sweetwater Creek Dr.
     Longwood, FL 32779

     Donna Dreslin (5)                     60,003,000               76.7%
     7985 113th Street
     Suite 220
     Seminole, FL 33772

     All Executive Officers and
      Directors as a group (1)             78,009,000               99.7%

----------

(1) Based on 78,273,000shares of common stock outstanding as of April 20, 2011. Includes persons owning more than 5% of the outstanding shares of common stock

(2)  David  Dreslin  and  Donna  Dreslin  each  have  beneficial   ownership  of
     60,003,000.
(3) Entrust of Tampa Bay FBO Edward G. Mass, Jr. and Edward G. Mass, Jr. each have beneficial ownership of 6,003,000 shares.
(4)  Sanjiv Matta is the principal of Visionary Concepts LLC.
(5) Donna Dreslin owns 3,000 common shares individually; however, David Dreslin and Donna Dreslin each have beneficial ownership of 60,003,000.

    TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We were incorporated in the State of Nevada in May 2009 and 60,000,000 shares of common stock were issued to David Dreslin for consideration of $200.

Dave Dreslin may be deemed a promoter as defined in Rule 405 under the Securities Act of 1933.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years, none of the following occurred with respect to our director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
(4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.


ITEM 12A. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES.


Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                          GULF SHORES INVESTMENTS, INC.

                         498,000 SHARES OF COMMON STOCK

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                  THE DATE OF THIS PROSPECTUS IS APRIL 21, 2011

               PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Securities and Exchange Commission registration fee             $     2.28
     Federal Taxes                                                   $
     State Taxes and Fees                                            $
     Transfer Agent Fees                                             $
     Accounting fees and expenses                                    $ 3,500.00
     Legal fees and expense                                          $30,000.00
     Blue Sky fees and expenses                                      $ 1,000.00
     Miscellaneous                                                   $
                                                                     ----------
     Total                                                           $34,502.28
                                                                     ==========

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

We were incorporated in the State of Nevada in May 2009 and 60,000,000 shares of common stock were issued to David Dreslin for consideration of $200. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr Dreslin had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

** THESE NUMBERS ARE ADJUSTED BASED ON THE 3 FOR 1 FORWARD SPLIT THAT WAS EFFECTIVE ON JANUARY 5, 2010.

In July 2009, we issued an aggregate of 75,000 shares of our common stock to Anslow & Jaclin, LLP, as compensation for legal services rendered. These securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

In August 2009, we completed a Regulation D Rule 506 offering in which we sold 18,198,000 shares of common stock to 41 investors, of which 15 were accredited and 26 were non-accredited, at a price per share of $0.0033 for an aggregate offering price of $60,660. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

     Entrust of Tampa Bay FBO Van Nguyen                         12,000,000
     Entrust of Tampa Bay FBO Edward G. Mass, Jr                  6,000,000
     Donna Dreslin                                                    3,000
     David Dreslin II                                                 3,000
     Thomas Collentine                                                3,000
     Lisa Angarano                                                    3,000
     Jason Spurlin                                                    3,000
     Dan Gorman                                                       3,000
     Claudia Gorman                                                   3,000
     David Strenkoski                                                 3,000
     Lavin Dos Santos                                                 3,000
     Ed Mass, Jr                                                      3,000
     Sal Kopita                                                       3,000
     Robert Rogin                                                     3,000
     Cheryl Chernoff                                                  3,000
     Peter Adams                                                      3,000
     Robin Adams                                                      3,000
     Tim Kennedy                                                      3,000
     Jean C. Shagena                                                  3,000
     Visionary Concepts, LLC                                          3,000
     Robert W. Christian, Jr                                          3,000
     Robert W. Christian Sr                                           3,000
     Zhang Miao                                                      18,000
     Gang Xu                                                         15,000
     Gregory Busch                                                   30,000
     Barbara Ann Busch                                               30,000
     Robert E. Dudenhoefer, Jr                                        3,000
     Angela M. Dudenhoefer                                            3,000
     Darren Griffin                                                   3,000
     Chris Marchesini                                                 3,000
     Sirge Villani                                                    3,000
     Christina Hicks                                                  3,000

     Robert Rheintgen                                                 3,000
     Richard Corbert                                                  3,000
     William Forhan                                                   3,000
     James Christie                                                   3,000
     Catherine Finkenstadt                                            3,000
     James Lipscomb                                                   3,000
     Joseph Caldwell                                                  3,000
     Monique Caldwell                                                 3,000
     Virginia Rheintgen                                               3,000

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2009 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws. (B) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.
(C) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states. (D) Except for Donna Dreslin and David Dreslin II, none of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number                             Description
------                             -----------

3.1 Articles of Incorporation (Incorporated by reference to Form S-1 filed on September 28, 2009)
3.2      By-Laws  (incorporated  by reference to Form S-1 filed on September 28,
         2009)
5.1      Opinion of Anslow & Jaclin, LLP filed herein
23.1     Consent of Seale and Beers, CPA filed herein
23.2     Consent of Counsel (included in exhibit 5.1)

ITEM 17. UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing  prospectus  relating to the offering
containing  material  information  about  the  undersigned   registrant  or  its
securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seminole, State of Florida on April 21, 2011.


GULF SHORES INVESTMENTS, INC.


/s/ David Dreslin
---------------------------------------------
Name: David Dreslin
Position: President, Chief Financial Officer,
Treasurer, Principal Executive Officer,
Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities an on the dates indicated.


Date: April 21, 2011



/s/ David Dreslin
---------------------------------------------
Name: David Dreslin
Position: Principal Executive Officer
Principal Financial Officer, Principal
Accounting Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Dreslin and their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Gulf Shores Investments, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.


Dated: April 21, 2011



/s/ Sanjiv Matta
---------------------------------------------          Secretary, Vice President
Sanjiv Matta